EXHIBIT 99.1

USA Truck Reports Record Fourth Quarter and Full Year 2021 Results

●	Earnings per diluted share increased 104.5% to $1.35 for 4Q 2021 and 420.8% to $2.76 for full year 2021
●	Adjusted earnings per diluted share(a) increased 100.0% to $1.38 for 4Q 2021 and 346.9% to $2.86 for full year 2021
●	Consolidated operating revenue increased 26.4% to $200.9 million for 4Q 2021 and 28.9% to $710.4 million for full year 2021

Van Buren, AR – February 3, 2022 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the quarter and year ended December 31, 2021.

For the quarter ended December 31, 2021 (the “2021 Quarter”), consolidated operating revenue was $200.9 million compared to $158.8 million for the quarter ended December 31, 2020 (the “2020 Quarter”).  Base revenue(a) for the 2021 Quarter, which excludes fuel surcharge revenue, was $180.7 million compared to $148.2 million for the 2020 Quarter.  The Company reported net income of $12.2 million, or $1.35 per diluted share for the 2021 Quarter and adjusted net income(a) of $12.4 million, or $1.38 per diluted share, compared to net income of $5.9 million, or $0.66 per diluted share and adjusted net income(a) of $6.2 million, or $0.69 per diluted share for the 2020 Quarter.  Our 4Q 2021 earnings per diluted share was positively affected by an IRS deductibility clarification that resulted in a $0.06 increase in earnings per diluted share.  The Company’s consolidated operating ratio was 91.8%, compared to 93.9% for the 2020 Quarter.

President and CEO James Reed commented, “The company transformation that we have discussed over the last several years has yielded our sixth straight quarter of record adjusted earnings per share(a).  The fourth quarter and full year 2021 represent our highest total revenue and adjusted earnings per share(a) in the Company’s history.

During the fourth quarter, continued execution on our strategic initiatives, operational strategy and a strong freight and pricing market resulted in a Trucking segment adjusted operating ratio(a) improvement of 440 basis points year over year to 88.7%.  Our USAT Logistics segment provided a 23.4% increase in load volume with operating revenue up 44.9% year over year.”

Trucking: For the 2021 Quarter, Trucking operating revenue (before intersegment eliminations) increased $15.2 million, or 14.6%, to $119.5 million compared to the 2020 Quarter.  Trucking operating income of $11.6 million for the 2021 Quarter reflected an operating ratio of 90.3% compared to operating income of $6.4 million and an operating ratio of 93.9% for the 2020 Quarter.  This represented an increase of $5.2 million year over year in operating income and a 360 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $11.9 million for the 2021 Quarter, reflecting an adjusted operating ratio(a) of 88.7%, compared to adjusted operating income(a) of $6.7 million and an adjusted operating ratio(a) of 93.1% for the 2020 Quarter.  This represented an increase of $5.2 million year over year in adjusted operating income(a) and a 440 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results for the 2021 Quarter compared to the 2020 Quarter:

●	Base revenue per available tractor per week increased $443, or 11.5%.

●	Base revenue per loaded mile increased $0.502, or 19.8%.
●	Deadhead percentage increased 10 basis points over both the 2020 Quarter and sequential quarter.
●	Loaded miles per available tractor per week decreased 106 miles, or 7.0%.
●	Average number of seated tractors was 1,761, a decrease of 0.8% when compared to an average of 1,776 in the 2020 Quarter. Average unseated tractor percentage was 6.1%, an improvement from 6.9% for the 2020 Quarter, but increased from 5.8% sequentially.

USAT Logistics: Operating revenue (before intersegment eliminations) was $94.6 million for the 2021 Quarter, an increase of $29.3 million, or 44.9% compared to the 2020 Quarter.  Both operating income and adjusted operating income(a) were $4.9 million for the 2021 Quarter, reflecting an operating ratio of 94.8% and an adjusted operating ratio(a) of 94.4%, compared to operating income and adjusted operating income(a) of $3.4 million and an operating ratio of 94.8% and adjusted operating ratio(a) of 94.6% for the 2020 Quarter.  This change represented an increase of $1.5 million year over year in both operating income and adjusted operating income(a).  The operating ratio was unchanged while the adjusted operating ratio(a) improved 20 basis points compared to the 2020 Quarter.

USAT Logistics operations delivered the following results during the 2021 Quarter:

●	Gross margin dollars increased 26.9% to $11.9 million compared to the 2020 Quarter, and 24.9%, or $2.4 million, sequentially.
●	Gross margin percentage decreased 180 basis points to 12.5% when compared to 14.3% for the 2020 Quarter and increased 90 basis points sequentially from 11.6%.
●	Revenue per load increased 17.4%, or $349 per load compared to the 2020 Quarter, and 5.9%, or $132 per load, sequentially.
●	Load count increased by 7,640 loads, or 23.4% compared to the 2020 Quarter, and 3,497 loads, or 9.5%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Year Ended		Three Months Ended
	December 31,		December 31,		September 30,
Trucking:	2021	2020	2021	2020	2021
Operating revenue (before intersegment eliminations) (in thousands)	$119,453	$104,251	$441,116	$384,256	$113,200
Operating income (1) (in thousands)	$11,573	$6,355	$22,609	$9,297	$4,459
Adjusted operating income (2) (in thousands)	$11,896	$6,683	$23,899	$10,645	$4,782
Operating ratio (3)	90.3%	93.9%	94.9%	97.6%	96.1%
Adjusted operating ratio (4)	88.7%	93.1%	93.9%	97.0%	95.3%
Total miles (5) (in thousands)	39,467	43,078	165,349	179,444	41,034
Deadhead percentage (6)	11.7%	11.6%	11.5%	12.6%	11.6%
Base revenue per loaded mile	$3.033	$2.531	$2.687	$2.227	$2.792
Average number of seated tractors	1,761	1,776	1,770	1,857	1,750
Average number of available tractors (7)	1,875	1,907	1,887	1,980	1,857
Average number of in-service tractors (8)	1,903	1,929	1,917	2,002	1,891
Loaded miles per available tractor per week	1,414	1,520	1,487	1,515	1,486
Base revenue per available tractor per week	$4,290	$3,847	$3,995	$3,373	$4,149
Average loaded miles per trip	495	523	505	506	497

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$94,648	$65,328	$323,356	$191,951	$81,578
Operating income (1) (in thousands)	$4,900	$3,381	$14,710	$3,561	$3,412
Adjusted operating income (2) (in thousands)	$4,900	$3,381	$14,710	$3,561	$3,412
Gross margin (9) (in thousands)	$11,853	$9,342	$39,300	$23,904	$9,490
Gross margin percentage (10)	12.5%	14.3%	12.2%	12.5%	11.6%
Load count (in thousands)	40.3	32.6	147.2	125.3	36.8

1)Operating income is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).

10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of December 31, 2021, total debt and finance lease liabilities was $144.8 million, total debt and finance lease liabilities, net of cash (excluding restricted cash) (“Net Debt”)(a) was $143.8 million.  Net Debt(a) to Adjusted EBITDA(a) for the trailing twelve months ended December 31, 2021 was 1.9x, and the Company had $124.1 million available to borrow under its credit facility as of December 31, 2021.

Also, on January 31, 2022 the Company completed a $130.0 million asset backed credit facility that provides more predictable equipment valuation and increased borrowing capacity, as well as equipment financing arrangements that secure low cost fixed interest rates.

Fourth Quarter 2021 Conference Call Information

USA Truck will hold a conference call to discuss its fourth quarter 2021 results on Friday, February 4, 2022 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-888-506-0062 (Toll Free) or 1-973-528-0011 (International) and reference access code 114576.  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the ”Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/44185.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted operating income”, “Adjusted net income”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash.  The Company defines Adjusted EBITDA as net income, plus interest expense net of interest income, provision for income tax expense, depreciation and amortization, and non-cash equity compensation.  Adjusted operating ratio is calculated as operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income is calculated by deducting operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income is defined as net income excluding amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings per diluted share is defined as Adjusted net income divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, Adjusted EBITDA,

Adjusted operating ratio, Adjusted operating income, Adjusted net income, and Adjusted earnings per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total revenue, total debt, net income, cash flows from operating activities, operating ratio, net income, diluted earnings per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define or calculate these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income, Adjusted net income, and Adjusted earnings per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Annual Report on Form 10-K, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seeks,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  In this press release, statements relating to progress towards our strategic vision and goals, as well as our future mix of asset light and asset heavy revenues are forward-looking statements.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatcapacitysolutions.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

	(in thousands, except per share data)
Operating revenue	$200,854	$158,842	$710,387	$551,138

Operating expenses:
Salaries, wages and employee benefits	42,015	37,193	155,352	141,590
Fuel and fuel taxes	13,646	9,125	50,244	38,804
Depreciation and amortization	8,325	11,418	35,865	41,359
Insurance and claims	5,172	4,601	21,704	19,855
Equipment rent	1,994	1,724	7,891	7,349
Operations and maintenance	8,793	8,940	33,491	37,234
Purchased transportation	98,053	70,009	343,989	226,716
Operating taxes and licenses	1,156	1,120	4,833	4,795
Communications and utilities	675	884	2,984	3,470
(Gain) loss on disposal of assets, net	(389)	7	(811)	427
Other	4,941	4,085	17,526	16,681
Total operating expenses	$184,381	$149,106	$673,068	$538,280
Operating income	16,473	9,736	37,319	12,858

Other expenses:
Interest expense, net	898	1,270	3,929	5,605
Other, net	96	131	334	298
Total other expenses, net	994	1,401	4,263	5,903
Income before income taxes	15,479	8,335	33,056	6,955
Income tax expense	3,314	2,402	8,288	2,209

Consolidated net income and comprehensive income	$12,165	$5,933	$24,768	$4,746

Net earnings per share:
Average shares outstanding (basic)	8,794	8,798	8,815	8,775
Basic earnings per share	$1.38	$0.67	$2.81	$0.54

Average shares outstanding (diluted)	8,985	8,941	8,973	8,874
Diluted earnings per share	$1.35	$0.66	$2.76	$0.53

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

	(in thousands)
Net income	$12,165	$5,933	$24,768	$4,746
Add:
Depreciation and amortization	8,325	11,418	35,865	41,359
Interest expense, net	898	1,270	3,929	5,605
Income tax expense	3,314	2,402	8,288	2,209
Non-cash equity compensation	658	565	1,964	1,805
Adjusted EBITDA	$25,360	$21,588	$74,814	$55,724

ADJUSTED NET INCOME RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

	(in thousands)
Net income	$12,165	$5,933	$24,768	$4,746
Adjusted for:
Amortization of acquisition related intangibles	323	328	1,290	1,348
Income tax effect of adjustments	(82)	(84)	(329)	(344)
Adjusted net income	$12,406	$6,177	$25,729	$5,750

ADJUSTED EARNINGS PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Earnings per diluted share	$1.35	$0.66	$2.76	0.53
Adjusted for:
Amortization of acquisition related intangibles	0.04	0.04	0.14	0.15
Income tax effect of adjustments	(0.01)	(0.01)	(0.04)	(0.04)
Adjusted earnings per diluted share	$1.38	$0.69	$2.86	$0.64

NET DEBT RECONCILIATION

	December 31, 2021	December 31, 2020

	(in thousands)
Total current debt and financing lease liabilities	$25,164	$18,446
Long-term debt, less current maturities	63,355	81,352
Financing leases, less current maturities	56,274	54,482
Total Debt	144,793	154,280
Less: Cash, excluding restricted cash	(947)	(82)
Net Debt	$143,846	$154,198

ADJUSTED OPERATING RATIO RECONCILIATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
Consolidated	2021	2020	2021	2020

	(in thousands)
Operating revenue	$200,854	$158,842	$710,387	$551,138
Less: fuel surcharge revenue	(20,111)	(10,623)	(69,183)	(45,418)
Base revenue	$180,743	$148,219	$641,204	$505,720
Operating expense	$184,381	$149,106	$673,068	$538,280
Adjusted for:
Amortization of acquisition related intangibles	(323)	(328)	(1,290)	(1,348)
Fuel surcharge revenue	(20,111)	(10,623)	(69,183)	(45,418)
Adjusted operating expense	$163,947	$138,155	$602,595	$491,514
Operating income	$16,473	$9,736	$37,319	$12,858
Adjusted operating income	$16,796	$10,064	$38,609	$14,206
Operating ratio	91.8%	93.9%	94.7%	97.7%
Adjusted operating ratio	90.7%	93.2%	94.0%	97.2%

	Three Months Ended		Year Ended
	December 31,		December 31,
Trucking Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$119,372	$103,782	$440,346	$381,589
Intersegment activity	81	469	770	2,667
Operating revenue (before intersegment eliminations)	119,453	104,251	441,116	384,256
Less: fuel surcharge revenue	(13,736)	(7,831)	(48,038)	(35,049)
Base revenue	$105,717	$96,420	$393,078	$349,207
Operating expense (before intersegment eliminations)	$107,880	$97,896	$418,507	$374,959
Adjusted for:
Amortization of acquisition related intangibles	(323)	(328)	(1,290)	(1,348)
Fuel surcharge revenue	(13,736)	(7,831)	(48,038)	(35,049)
Adjusted operating expense	$93,821	$89,737	$369,179	$338,562
Operating income	$11,573	$6,355	$22,609	$9,297
Adjusted operating income	$11,896	$6,683	$23,899	$10,645
Operating ratio	90.3%	93.9%	94.9%	97.6%
Adjusted operating ratio	88.7%	93.1%	93.9%	97.0%

	Three Months Ended		Year Ended
	December 31,		December 31,
USAT Logistics Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$81,482	$55,060	$270,041	$169,549
Intersegment activity	13,166	10,268	53,315	22,402
Operating revenue (before intersegment eliminations)	94,648	65,328	323,356	191,951
Less: fuel surcharge revenue	(6,878)	(3,105)	(22,572)	(11,366)
Base revenue	$87,770	$62,223	$300,784	$180,585
Operating expense (before intersegment eliminations)	$89,748	$61,947	$308,646	$188,390
Adjusted for:
Fuel surcharge revenue	(6,878)	(3,105)	(22,572)	(11,366)
Adjusted operating expense	$82,870	$58,842	$286,074	$177,024
Operating income	$4,900	$3,381	$14,710	$3,561
Adjusted operating income	$4,900	$3,381	$14,710	$3,561
Operating ratio	94.8%	94.8%	95.5%	98.1%
Adjusted operating ratio	94.4%	94.6%	95.1%	98.0%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	December 31, 2021	December 31, 2020

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $405 and $243, respectively)	$1,352	$325
Accounts receivable, net of allowance for doubtful accounts of $490 and $617, respectively	100,166	66,857
Inventories	1,387	975
Assets held for sale	—	2,635
Prepaid expenses and other current assets	10,103	8,749
Total current assets	113,008	79,541
Property and equipment:
Land and structures	34,266	33,488
Revenue equipment	316,492	305,509
Service, office and other equipment	31,213	30,331
Property and equipment, at cost	381,971	369,328
Accumulated depreciation and amortization	(175,024)	(150,173)
Property and equipment, net	206,947	219,155
Operating leases - right of use assets	22,898	28,154
Goodwill	5,231	5,231
Other intangibles, net	13,815	15,105
Other assets	2,136	3,046
Total assets	$364,035	$350,232
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,378	$27,045
Current portion of insurance and claims accruals	8,973	9,846
Accrued expenses	10,006	10,798
Current finance lease obligations	14,095	11,655
Current operating lease obligations	6,679	6,838
Long-term debt, current maturities	11,069	6,791
Total current liabilities	87,200	72,973
Other long-term liabilities	342	4,817
Long-term debt, less current maturities	63,355	81,352
Long-term finance lease obligations	56,274	54,482
Long-term operating lease obligations	16,644	21,690
Deferred income taxes	21,914	23,414
Insurance and claims accruals, less current portion	6,881	6,803
Total liabilities	252,610	265,531
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,263,030 shares, and 12,037,966 shares, respectively	123	120
Additional paid-in capital	63,752	60,692
Retained earnings	103,283	78,515
Less treasury stock, at cost (3,367,418 shares, and 3,293,223 shares, respectively)	(55,733)	(54,626)
Total stockholders' equity	111,425	84,701
Total liabilities and stockholders' equity	$364,035	$350,232